Future Energy Corp.

(A Development Stage Company)

Pro Forma Consolidated Statement of Operations

(expressed in US dollars)

(Unaudited)

	Future Energy Corp. Year Ended July 31, 2012	MarilynJean Media Inc. Year Ended September 30, 2012	Pro Forma Adjustments		Pro Forma Consolidated
	$	$	$		$
Revenue	1,411	1,726	(1,411)	2e	1,726
Cost of goods sold	-	177	-		177
Gross Profit	1,411	1,549	(1,411)		1,549
Operating Expenses					
Advertising and promotion	-	76,864	-		76,864
Automotive	-	4,001	-		4,001
Legal	-	280	-		280
Management fees	-	5,956	-		5,956
Office and general	54,110	9,955	-		64,065
Rent	-	3,474	-		3,474
Travel	-	2,590	-		2,590
Website development	-	40,364	-		40,364
Total Operating Expenses	54,110	143,484	-		197,594
Loss from Continuing Operations Before Interest Expense	(52,699)	(141,935)	(1,411)		(196,045)
Interest expense	(1,653)	(1,307)	-		(2,960)
Loss from Continuing Operations	(54,352)	(143,243)	(1,411)		(199,006)
Discontinued Operations					
Revenue from discontinued operation	-	-	1,411	2e	1,411
Net Loss	(54,352)	(143,243)	-		(197,595)
Net Loss Per Share - Basic and Diluted	-	-	-		-
Weighted Average Shares Outstanding	89,508,000	75,000,000	-		164,508,000

Future Energy Corp.

(A Development Stage Company)

Pro Forma Consolidated Statement of Operations

(expressed in US dollars)

(Unaudited)

	Future Energy Corp. 6 Months Ended January 31, 2013	MarilynJean Media Inc. 6 Months Ended December 31, 2012	Pro Forma Adjustments		Pro Forma Consolidated
	$	$	$		$
Revenue	-	4,083	-		4,083
Cost of goods sold	-	3,297	-		3,297
Gross Profit	-	785	-		785
Operating Expenses					
Advertising and promotion	-	73,520	-		73,520
Automotive	-	3,690	-		3,690
Legal	-	348	-		348
Management fees	-	15,104	-		15,104
Office and general	16,642	13,391	-		30,033
Rent	-	4,229	-		4,229
Travel	-	4,277	-		4,277
Website development	-	17,101	-		17,101
Total Operating Expenses	16,642	131,660	-		148,302
Loss from Operations Before Interest	(16,642)	(130,875)	-		(147,517)
Interest income	1,979	-	(1,979)	2a	-
Interest expense	(1,248)	(2,893)	1,596	2a	(2,545)
Net Loss	(15,911)	(133,767)	(383)		(150,062)
Net Loss Per Share - Basic and Diluted	-	-	-		-
Weighted Average Shares Outstanding	119,528,532	75,000,000	-		194,528,532

Future Energy Corp.

(A Development Stage Company)

Notes to the Pro Forma Consolidated Financial Statements

(expressed in US dollars)

(unaudited)

1.

Basis of Presentation

On March 25, 2013, Future Energy Corp. (the “Company”) entered into a share exchange agreement with MarilynJean Media Inc. (“MJM"). Under the terms of the agreement, the Company, together with its wholly-owned subsidiary, MarilynJean Holdings Inc., will acquire 100% of the issued and outstanding common shares of MJM in exchange for 75,000,000 common shares of the Company and 106,651,250 exchangeable preferred shares of MarilynJean Holdings Inc. The exchangeable preferred shares are redeemable by the holders into common shares of the Company on a one-for-one basis. After the close of the share exchange agreement, there are 194,528,352 common shares and 106,651,250 common shares reserved for issuance upon conversion of 106,651,250 exchangeable preferred shares outstanding and the former shareholders of MJM will control approximately 60% of the Company, resulting in a reverse merger.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in US dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual and interim financial statements of the Company.

These pro forma financial statements have been compiled from and include:

(a)

an unaudited pro forma balance sheet combining the unaudited interim balance sheet of the Company and MJM as at January 31, 2013, giving effect to the transaction as if it occurred on the respective balance sheet date.

(b)

an unaudited pro forma statement of operations combining the unaudited interim statement of operations of the Company for the six months ended January 31, 2013 and unaudited interim statement of operations of MJM for the six months ended December 31, 2012 and also the unaudited statement of operations of the Company for the year ended July 31, 2012 and unaudited statement of operations of MJM for the year ended September 30, 2012.

2.

Pro Forma Adjustments

The unaudited pro forma consolidated financial statements incorporate the following pro forma assumptions and adjustments:

(a)

Elimination of the MJM loans and accrued interest payable to the Company upon closing of the agreement.

(b)

MJM issues 106,652,000 common shares for proceeds of $1,069 prior to the closing of the agreement.

(c)

MJM completes a 6,750 for 1 stock split of its Class A and C common shares and a 100,000 for 1 stock split of its Class B common shares issued and outstanding. All MJM share amounts have been retroactively restated.

(d)

Assumed that all shareholders of MJM exchanged their common shares for 75,000,000 common shares of the Company and 106,651,250 exchangeable preferred shares of MarilynJean Holdings Inc. MJM is deemed to be the purchaser for accounting purposes under recapitalization accounting.

(e)

The Company discontinues its oil and gas operations.

Future Energy Corp.

(A Development Stage Company)

Notes to the Pro Forma Consolidated Financial Statements

(expressed in US dollars)

(unaudited)

3.

Pro Forma Equity

	Number of Common Shares	Par Value $	Additional Paid-in Capital $

Issued and outstanding common shares of the Company	119,528,352	119,528	349,327
Issued and outstanding common shares of MJM	74,999,250	75,303	–
Issuance of common shares by MJM on March 1, 2013	106,652,000	1,069	–
Eliminate issued and outstanding common shares of MJM and adjust to reflect par value	(181,651,250)	(76,372)	76,372
Issuance of common shares for acquisition	75,000,000	75,000	(75,000)
Eliminate accumulated deficit of the Company	–	–	(115,953)

Pro-forma balance, December 31, 2012	194,528,352	194,528	234,746